Exhibit 99.1

LUMENIS ANNOUNCES PRELIMINARY FIRST QUARTER 2005 RESULTS

Yokneam, Israel, May 17, 2005 – Lumenis Ltd. (LUME.PK), a global developer, manufacturer and seller of laser and light-based devices for medical, aesthetic, ophthalmic, dental and veterinary applications, today announced preliminary and unaudited financial results for the first quarter ended March 31, 2005.

The results reported herein and in the attached financial statements do not reflect any adjustments relating to the results of the Audit Committee investigation which were previously reported. In addition, the financial statements for the years ended December 31, 2003 and December 31, 2004, the quarterly periods ending in 2004, the quarter ended September 30, 2003 and the quarter ended March 31, 2005 have not been reviewed or audited by independent external auditors and, as such, these results, as well as Lumenis’ historical statements, are subject to change to reflect the results of any such review or audit. There can be no assurance that any such changes and adjustments will not be material.

First Quarter Results

Revenues in the first quarter were $64.7 million compared with $65.7 million in the same quarter last year.

Gross profit in the first quarter was $26.8 million, or 41.4% of revenues, compared with $31.2 million, or 47.5% of revenues, in the first quarter of 2004. Gross profit in the first quarter of 2005 reflects higher parts consumption than in the comparable quarter in 2004 and inventory adjustments.

Operating expenses in the first quarter were $28.6 million, or 44% of revenues, compared with $32.0 million, or 49% of revenues, in the first quarter of 2004. Operating loss in the first quarter of 2005 was $1.8 million compared with an operating loss of $0.9 million in the same quarter of 2004.

Net loss in the first quarter was $5.8 million, or $0.15 per share, compared with a net loss of $5.0 million, or $0.14 per share, in the first quarter of 2004.

Net cash flow from operating activities was a negative $5.3 million in the first quarter of 2005 compared with a net positive cash flow from operating activities of $2.8 million in the first quarter of 2004. At March 31, 2005, the Company had $14.3 million of cash and cash equivalents and unused borrowing capacity under its committed lines of credit of an additional $27.6 million. Total bank debt at quarter-end was $192 million compared with $190 million at December 31, 2004. Based on the preliminary and unaudited results for the quarter, the Company is in compliance with its covenants under its bank agreements.

Commenting on the results, Avner Raz, Lumenis’ President and Chief Executive Officer said, “Q1 results offer good insight into the progress that we have made in strengthening our presence in the Americas; in improving our standing in the aesthetics market; in gaining momentum in the surgical segment as well as in the ophthalmic market, when we exclude the impact of the terminated Wavelight distribution agreement on ophthalmic sales in Europe and Americas, and in realizing good operating leverage.

“However, operationally, as we saw in the previous quarter, we still have work ahead of us to drive greater efficiencies into our activities. The Q1 results also point out the key challenges we face, which are to achieve better revenue growth in Asia, to bring our inventory and materials planning under better control, and to improve the profitability of our service business. We have the programs in place to meet these challenges successfully and the commitment of the management and employees to execute those plans,” he added.

Revenue Breakdown

First quarter sales by geographic region were as follows ($ in millions):

	Q1/05	Q1/04

Americas	$32.4	$27.8
Europe	$15.0	$18.5
Asia and Japan	$17.3	$19.4

First quarter sales by product line were as follows ($ in millions):

	Q1/05	Q1/04

Aesthetic	$22.0	$20.4
Surgical	$12.7	$12.4
Ophthalmic	$12.6	$16.1
Dental	$0.9	$1.8
Service/Other	$16.5	$15.0

Upon review of the Company’s prior practices concerning the recognition of royalty income, it was determined that the income statement classification of royalty and certain other income should more appropriately be as components of operating income or loss, rather than other income. The financial statements for the quarters ended March 31, 2005 and March 31, 2004 contained in this release reflect this classification. Additionally, with respect to royalty income, the review indicated that certain royalty income previously reflected in the results for the quarter ended March 31, 2004 relating to the settlement of certain claims should, more appropriately, be recognized over a longer period of time. The financial statements for the quarter ended March 31, 2004 contained in this release reflect a net reduction of $938 thousand to the earnings results previously reported to adjust for this. The full year adjustment should be a net reduction of $333 thousand.

As previously reported, a report prepared for the Audit Committee with respect to the Company’s internal investigation had concluded, with respect to certain identified transactions in 2001, 2002 and 2003, that the Company’s revenue recognition actions were inappropriate. The aggregate effect of the Company’s accounting for the transactions identified in the report, as set forth in the Company’s press release of May 3, 2004, was to cause revenues in 2001 and 2002 to be overstated, and revenues in 2003 to be understated. As indicated earlier, the financial statements contained in this release do not reflect any adjustments relating to the results of the Audit Committee investigation which were previously reported.

In addition, as previously reported, the Audit Committee anticipates that a restatement of previously reported financial results may be appropriate, but intends to defer making a final decision pending completion of the audit by the Company’s independent accountants, BDO Ziv Haft. A restatement, which reflects the results of the investigation as well as any other adjustments identified during the restatement, audit or review processes, may affect the information reported in this release.

Conference Call

Please note that Lumenis management will host a teleconference today at 9:30 (ET) 16:30 Israel time to discuss first quarter results and outlook.

Please call the following dial-in numbers to participate: US toll-free 1-866-276-1002; International ++972-3-925-5910; Israel 03-925-5910.

The call will be broadcasted live on http://www.lumenis.com. An online replay will also be available approximately one hour after the call. A telephone replay will be available for up to 72 hours after the call. The replay information: US toll-free: 1-866-500-4964; International: ++ 972-3-925-5931; Israel: 03-925-5931.

Investors:

Lauri Hanover	1-866-232-6803
972-4-959-9122

About Lumenis

Lumenis is a global developer, manufacturer and seller of laser and light-based devices for medical, aesthetic, ophthalmic, dental and veterinary applications. The Company offers a wide range of products along with extensive product support systems including training, education and service. Lumenis invests heavily in research and development to maintain and enhance its leading industry position. The Company holds numerous patents worldwide on its technologies. For more information about Lumenis and its products, log onto http://www.lumenis.com

The statements in this press release that are not historical facts are forward-looking statements which are subject to risks and uncertainties. The Company’s actual results could differ materially from those anticipated in the forward looking statements based on a variety of factors, including, among others: uncertainties with respect to market acceptance of the Company’s products, the implementation and outcome of our Turnaround Plan, obtaining regulatory approvals for new products or for the sale of existing products in new markets and enforcement of intellectual property rights; risks associated with competition and competitive pricing pressures, economic conditions generally, the Company’s international operations and the Company’s ability to integrate its operations with those of acquired businesses; the outcome of the Securities and Exchange Commission investigation (including the Wells Notice recently received in which the staff indicated its intention to recommend that a civil proceeding be brought seeking, among other things, injunctive relief and civil monetary penalties) and several securities class action lawsuits to which the Company is subject and the outcome of the investigation conducted by the Audit Committee; uncertainties relating to the Company’s continuing liquidity; and other risks detailed from time to time in the reports filed by Lumenis with the SEC, including its annual report on Form 10-K and quarterly reports on Form 10-Q.

LUMENIS LTD.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2005	December 31, 2004
	Unaudited	Unaudited

CURRENT ASSETS

Cash and cash equivalents	$14,253	$18,064
Trade receivables, net	55,426	59,030
Prepaid expenses and other receivables	13,670	13,620
Inventories	51,709	49,034

	135,058	139,748

FINISHED GOODS USED IN OPERATIONS	5,694	5,755

LONG-TERM INVESTMENTS

Investments in equity securities	283	285
Long term trade receivables	227	278

FIXED ASSETS, NET	12,461	12,541

GOODWILL, NET	88,039	88,039

OTHER PURCHASED INTANGIBLE ASSETS, NET	8,663	9,618

OTHER ASSETS, NET	17,046	17,850

Total assets	$267,471	$274,114

CURRENT LIABILITIES

Short-term bank debt	$0	$0
Current maturities of long-term loan	31,442	29,092
Trade payables	35,479	33,166
Other accounts payables and accrued expenses	71,362	76,680

	138,283	138,938

LONG-TERM LIABILITIES

Bank loans	159,292	159,043
Accrued severance pay, net	1,720	1,934
Other long-term liabilities	595	1,306

	161,607	162,283

Total liabilities	299,890	301,221

SHAREHOLDERS' EQUITY

Ordinary shares	806	806
Additional paid-in capital	354,935	354,495
Accumulated other comprehensive income (loss)	(2)	0
Accumulated deficit	(388,055)	(382,305)
Treasury stock	(103)	(103)

Total shareholders' equity	(32,419)	(27,107)

Total liabilities and shareholders' equity	$267,471	$274,114

LUMENIS LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the three months ended
	March 31, 2005	March 31, 2004
	Unaudited

NET REVENUES	$64,705	$65,687

COST OF REVENUES	37,891	34,512

Gross profit	26,814	31,175

OPERATING EXPENSES

Research and development, net	3,714	3,591
Selling and marketing expenses	17,410	17,098
General and admistrative expenses	7,224	10,381
Restructuring expenses	176	969
Asset purchase consideration	101

Total operating expenses	28,625	32,039

Operating income (loss)	(1,811)	(864)

Other income (loss), net	0	0
Financing expenses	3,496	3,164

Income (Loss) before income taxes	(5,307)	(4,028)

Income tax expense	443	1,016

Income (Loss) after income taxes	(5,750)	(5,044)

Company's share in losses of an affiliate	0	0

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(5,750)	(5,044)

Discontinued Operations:

Income (loss) from discontinued operations	-	-

Loss on sale of discontinued operations	-	-

Income (loss) from discontinued operations	-	-

NET GAIN (LOSS)	$(5,750)	$(5,044)

BASIC AND DILUTED GAIN (LOSS) PER SHARE

Income (Loss) per share from continuing operations	$(0.15)	$(0.14)
Loss from discontinuing operations	-	-

Net gain (loss) per share	$(0.15)	$(0.14)

WEIGHTED AVERAGE NUMBER OF SHARES
Basic and Diluted	37,318	37,280

LUMENIS LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Three month ended March 31, 2005	For the Three months ended March 31, 2004
	Unaudited

CASH FLOWS - OPERATING ACTIVITIES

Net Income (loss) for the period	$(5,750)	$(5,044)

Income from discontinued operations	-	-

Loss on sales of discontinued operations	-	-

Loss from continuing operations for the period	(5,750)	(5,044)

Adjustment to reconcile net Income (loss) to net cash used in operating activities

Income and expenses not affecting operating cash-flows:

Income (loss) from discontinued operations	0	0
Decrease in long-term deferred income
Depreciation and amortization	2,759	3,319
Amortization of stock-based compensation	437	400
Amortization of other long-term assets	984	1,007
Loss on impairment of equity securities
Gain from sale of equity security
Other	(145)	(648)
Gain from termination of distribution agreement	0	0
Changes in operating assets and liabilities:
Decrease in trade receivables	3,655	6,981
Decrease (increase) in prepaid expenses and other receivables	(50)	(2,952)
Decrease (increase) in inventories	(3,441)	(3,205)
Increase (decrease) in accounts payable, accrued expenses and other
long-term liabilities	(3,716)	2,919

Net-cash - operating activities	(5,267)	2,777

CASH FLOWS - INVESTING ACTIVITIES
Purchase of fixed assets, net	(897)	(148)
Proceeds from sale of distribution rights	0	0
Proceeds from sale of an investment in Equity security		0

Net-cash - investing activities	(897)	(148)

CASH FLOWS - FINANCING ACTIVITIES
Proceeds from exercise of options	3	6
Increase (decrease) in long-term loans, net		(2,447)
Increase (decrease) in current maturities of long term loans, net	2,350

Net-cash - financing activities	2,353	(2,441)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(3,811)	188
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD	18,064	18,201

CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	$14,253	$18,389